AETNA SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

       AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, at its December 9, 1998 meeting, adopted a resolution increasing the total number of shares of stock which the Corporation shall have authority to issue to twelve billion, six hundred million (12,600,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twelve million, six hundred thousand dollars ($12,600,000.00);

       SECOND: The Board of Directors, at its meeting held on December 9, 1998, by resolutions, did designate and classify two billion, nine hundred million (2,900,000,000) shares of capital stock as a new "Class B" of each series ("Series") as follows:

                                                  Name of                          Number of
Name of Series                                 Class of Series                  Shares Allocated
AETNA MONEY MARKET FUND                            Class B                       1,000,000,000
AETNA BOND FUND                                    Class B                         100,000,000
AETNA BALANCED FUND                                Class B                         100,000,000
AETNA GROWTH AND                                   Class B                         100,000,000
INCOME FUND

AETNA INTERNATIONAL FUND                           Class B                         200,000,000
AETNA GOVERNMENT FUND                              Class B                         100,000,000
AETNA SMALL COMPANY FUND                           Class B                         100,000,000
AETNA GROWTH FUND                                  Class B                         100,000,000
AETNA ASCENT FUND                                  Class B                         100,000,000
AETNA CROSSROADS FUND                              Class B                         100,000,000
AETNA LEGACY FUND                                  Class B                         100,000,000
AETNA INDEX PLUS                                   Class B                         100,000,000
LARGE CAP FUND

AETNA INDEX PLUS BOND FUND                         Class B                         100,000,000
AETNA INDEX PLUS                                   Class B                         100,000,000
MID CAP FUND

AETNA MID CAP FUND                                 Class B                         100,000,000
AETNA INDEX PLUS                                   Class B                         100,000,000
SMALL CAP FUND

AETNA HIGH YIELD FUND                              Class B                         100,000,000
AETNA REAL ESTATE SECURITIES FUND                  Class B                         100,000,000

AETNA VALUE                                        Class B                         100,000,000
OPPORTUNITY FUND

       THIRD: The shares of each Series, and of each Class of such Series, including, but not limited to the shares of Class B of each Series designated and classified in paragraph Second of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, the Articles of Amendment and Restatement of the Corporation. In addition, the proceeds of the redemption of Class B shares of each Series (including fractional shares) may be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

       FOURTH: The shares of each Series and of each Class of each Series shall be subject to all provisions of the Articles of Amendment and Restatement of the Corporation.

       FIFTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the charter of the Corporation. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

       SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue nine billion, seven hundred million (9,700,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of nine million, seven hundred thousand dollars ($9,700,000.00), of which the Board of Directors had designated and classified eight billion, seven hundred million (8,700,000,000) shares as follows:

                 Name of Series                          Name of              Number of
                                                     Class of Series       Shares Allocated
AETNA MONEY MARKET FUND                            Class I                       1,000,000,000
                                                   Class A                       1,000,000,000
                                                   Class C                       1,000,000,000

                                       2

AETNA BOND FUND                                    Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA BALANCED FUND                                Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA GROWTH AND                                   Class I                         100,000,000
INCOME FUND                                        Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA INTERNATIONAL FUND                           Class I                         200,000,000
                                                   Class A                         200,000,000
                                                   Class C                         200,000,000

AETNA GOVERNMENT FUND                              Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA SMALL COMPANY FUND                           Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA GROWTH FUND                                  Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA ASCENT FUND                                  Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA CROSSROADS FUND                              Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA LEGACY FUND                                  Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA INDEX PLUS                                   Class I                         100,000,000
LARGE CAP FUND                                     Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA INDEX PLUS BOND FUND                         Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

                                       3

AETNA INDEX PLUS                                   Class I                         100,000,000
MID CAP FUND                                       Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA MID CAP FUND                                 Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA INDEX PLUS                                   Class I                         100,000,000
SMALL CAP FUND                                     Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA HIGH YIELD FUND                              Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA REAL ESTATE SECURITIES FUND                  Class I                         100,000,000
                                                   Class A                         100,000,000
                                                   Class C                         100,000,000

AETNA VALUE                                        Class I                         100,000,000
OPPORTUNITY FUND                                   Class A                         100,000,000
                                                   Class C                         100,000,000

       SEVENTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue twelve billion, six hundred million (12,600,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twelve million, six hundred thousand dollars ($12,600,000.00) of which the Board of Directors has designated and classified eleven billion, seven hundred million (11,600,000,000) shares as set forth in paragraphs SECOND and SIXTH of these Articles Supplementary and of which one billion (1,000,000,000) shares remain unclassified.

       IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                             AETNA SERIES FUND, INC.


/s/ Amy R. Doberman                  /s/ J. Scott Fox
----------------------------             -------------------------
Amy R. Doberman                          J. Scott Fox
Secretary                                President

Date:      12/22/98
           -----------------------

CORPORATE SEAL

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